UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 ______________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 08, 2023

NATIONAL WESTERN LIFE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-55522	47-3339380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10801 N. Mopac Expy Bldg 3
Austin,	Texas	78759
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (512) 836-1010

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be registered:	Trading Symbol	Name of each exchange on which each class is to be registered:
Class A Common Stock, $0.01 par value	NWLI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of the chapter) or Rule 12-b2 of the Securities Exchange Act of 1934 (§240.12b-2 of the chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On October 8, 2023, S. USA Life Insurance Company, Inc., an insurance company domiciled in Arizona (“Buyer”), PHG Merger Inc., a Delaware corporation and a wholly-owned subsidiary of Buyer (“Merger Sub”), and National Western Life Group, Inc., a Delaware corporation (the “Company” or “National Western”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Buyer (the “Merger”).

The Company has two classes of common stock: (i) Class A Common Stock, par value $0.01 per share (“Class A Common Stock”) and (ii) Class B Common Stock, par value $0.01 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”). Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $500.00 per share, net in cash, without interest and less any amounts that are required to be deducted and withheld under applicable law (the “Merger Consideration”). However, shares owned by Buyer, Merger Sub, the Company or any of their respective wholly-owned subsidiaries will not be converted into Merger Consideration, nor will shares held by stockholders who have properly exercised and perfected their appraisal rights under Delaware law. Including the payments to settle outstanding equity awards described below, the total Merger Consideration payable by Buyer pursuant to the Merger Agreement is approximately $1.9 billion (the “Total Consideration”).

In connection with the Merger, the vesting for each outstanding stock appreciation right (“SAR”), restricted stock unit (“RSU”) and performance stock unit (“PSU”), if not already vested, will be deemed fully vested and non-forfeitable immediately prior to the Effective Time, with all PSU performance conditions deemed achieved at target. At the Effective Time, (i) each RSU and PSU will be canceled and converted into solely the right to receive the Merger Consideration, multiplied by the number of shares of Common Stock subject to such award and (ii) each SAR will be canceled and converted into the right to receive the excess, if any, of the Merger Consideration over the base price of the SAR, without interest, multiplied by the number of shares of Common Stock subject to such award; provided, however, that any SAR with a base price equal to or greater than the Merger Consideration will be canceled and exchanged for no consideration.

The consummation of the Merger is subject to customary closing conditions, including, among others, (i) the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, entitled to vote thereon at a meeting of the Company’s stockholders (the “Company Stockholder Approval”), (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the receipt of other required regulatory approvals, in each case, without the imposition of a Burdensome Condition (as defined in the Merger Agreement), (iii) the absence of any law, order, injunction or other legal restraint prohibiting the Merger, (iv) the accuracy of the representations and warranties of each party (subject to certain materiality qualifiers), and (v) the performance in all material respects by each party of its obligations under the Merger Agreement. Buyer’s and Merger Sub’s obligations are also conditioned upon the absence of a material adverse effect on the Company and the absence of any Burdensome Condition (as defined in the Merger Agreement) imposed by any regulators as part of the regulatory approval process.

The Merger Agreement also contains customary representations, warranties and covenants by each of Buyer, Merger Sub and the Company, including, among others, covenants by the Company to conduct its business in the ordinary course consistent with past practice and to refrain from taking certain actions prior to the Effective Time without Buyer’s consent, and covenants by Buyer to obtain the necessary financing for the Merger. The Merger Agreement permits the Company to continue to pay regular annual cash dividend not to exceed $0.36 per share of Class A Common Stock ($0.18 per share of Class B Common Stock) prior to completion of the Merger.

Buyer intends to finance the Total Consideration through a combination of (i) cash from internal sources, (ii) a capital commitment from affiliates of Elliott Investment Management L.P. (together “Elliott”) and (iii) up to $310 million of borrowing under existing facilities or debt commitments, the aggregate proceeds of which will provide Buyer with the funds needed to consummate the Merger, including to pay the aggregate Merger Consideration pursuant to the Merger Agreement. The capital commitment will be reduced by the amount of any debt actually funded at closing if and to the extent that such debt financing is used to fund the payment of Merger Consideration. The completion of the Merger is not conditioned on receipt of financing by Buyer.

Pursuant to the Merger Agreement, National Western has agreed, subject to certain exceptions with respect to unsolicited bids, not to directly or indirectly solicit competing acquisition proposals or to enter into discussions concerning, or provide confidential information in connection with, any unsolicited competing acquisition proposals. National Western has also agreed to cease all existing discussions with third parties regarding any competing acquisition proposals.

However, the Company’s board of directors may, subject to certain conditions, change its recommendation in favor of adopting the Merger Agreement in response to bona fide written competing proposal, that was not solicited in material breach of the non-solicit provisions set forth in the Merger Agreement, if the Company’s board of directors determines in good faith, after consulting with the Company’s financial advisors and outside legal counsel, that the competing proposal is a superior proposal and determines in good faith, after consulting with the Company’s outside legal counsel, that the failure to effect such a change in recommendation in response to such superior proposal would be inconsistent with its fiduciary duties under applicable law. The Company's board of directors may also, subject to certain conditions, terminate the Merger Agreement in order to enter into a definitive written agreement providing for a superior proposal. However, the Company's board of directors may terminate the Merger Agreement in response to a superior proposal, only if (i) the receipt of the superior proposal did not result from a breach of the non-solicit provisions set forth in the Merger Agreement, (ii) the Company complied with obligations set forth in the Merger Agreement with respect to the superior proposal, (iii) the Company, concurrently with termination, causes to be paid a termination fee described below and (iv) the Company's board of directors has authorized the Company to enter into, and the Company currently enters into, a definitive written agreement providing for the superior proposal.

The Company’s board of directors also may, subject to certain conditions, change its recommendation in favor of adopting the Merger Agreement (but may not terminate the Merger Agreement) in response to certain “intervening events” if it determines in good faith, after consulting with the Company's financial advisor and outside legal counsel, that an intervening event has occurred and that, after consulting with the Company’s outside legal counsel, the failure to effect such change in recommendation would be inconsistent with its fiduciary duties under applicable law.

If the Merger has not closed by July 8, 2024 (“Outside Date”), either the Company or Buyer may terminate the Merger Agreement. However, if the closing has not occurred because (i) the applicable waiting period under the HSR Act relating to the Merger has not expired or been terminated and (ii) certain governmental approvals or prior written non-disapprovals have not been obtained without the imposition of a Burdensome Condition, and all other conditions to closing have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing) or waived, the Outside Date will be extended for an additional three months to October 8, 2024.

The Merger Agreement contains certain additional termination rights for both Buyer and the Company, and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Buyer a termination fee of $66,500,000. Those circumstances include, among others, (i) the Company’s board of directors changing its recommendation in favor of the Merger or approving or recommending an alternative acquisition proposal, (ii) the Company entering into a definitive agreement with respect to an alternative acquisition proposal, or (iii) a breach by the Company of any of its representations, warranties, covenants or agreements under the Merger Agreement that would result in the failure of a closing condition and is not cured within a specified period. In addition to the termination fee described above, each party remains liable to the other for any additional damages if such party commits an intentional and material breach of a covenant, agreement or obligation under the Merger Agreement.

Voting and Support Agreements

On October 8, 2023, the Robert L. Moody Revocable Trust (the “Revocable Trust”), Ross R. Moody (together with an investment partnership managed by him), Russell S. Moody (together with an investment partnership co-managed by him), and Frances A. Moody-Dahlberg (together with an investment partnership managed by her) (collectively, the “Supporting Stockholders”) each entered into a separate Voting and Support Agreement (collectively, the “Voting Agreements”) with Buyer with respect to the Merger Agreement. Collectively, the Supporting Stockholders beneficially own approximately 29.7% of the combined voting power of the Class A Common Stock and Class B Common Stock, including 99% of the outstanding shares of Class B Common Stock.

Each Supporting Stockholder’s Voting Agreement generally requires that Supporting Stockholder to vote or cause to be voted all Common Stock owned by that Supporting Stockholder in favor of any proposal to adopt the Merger Agreement and against alternative transactions. Subject to certain exceptions, the Voting Agreements also contain prohibitions applicable to the Supporting Stockholders that are consistent with the non-solicitation provisions of the Merger Agreement.

In addition, until the termination of each Supporting Stockholder’s Voting Agreement, that Voting Agreement restricts that Supporting Stockholder from selling Common Stock owned by that Supporting Stockholder.

Generally, each Voting Agreement will terminate upon the earliest to occur of (a) the consummation of the Merger and (b) the termination of the Merger Agreement pursuant to and in compliance with its terms.

The foregoing summaries of the Merger Agreement, the Voting Agreements and the transactions contemplated by the Merger Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full texts of the Merger Agreement and the form of Voting Agreement, copies of each of which are attached hereto as Exhibits 2.1 and 99.2, respectively, and are incorporated herein by reference. The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about Buyer, Merger Sub or the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Buyer, Merger Sub or the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 8, 2023, the Company’s board of directors approved and adopted the Second Amended and Restated Bylaws of the Company (the “Second Amended and Restated Bylaws”), which became effective as of that date.

The Second Amended and Restated Bylaws supersede and replace in their entirety the Amended and Restated Bylaws of the Company in effect at the time. However, the only substantive change included in the Second Amended and Restated Bylaws was the addition of a Delaware exclusive forum provision in new Section 6.04.

Section 6.04 generally provides that, unless a majority of the Company’s board of directors consents in writing to the selection of an alternative forum, the Delaware Court of Chancery will be the sole and exclusive forum for:

◦any derivative action or proceeding brought on behalf of the Company;
◦any action asserting a claim of breach of a fiduciary duty owed by any stockholder, director, officer or other employee of the Company to the Company or to the Company’s stockholders;
◦any action asserting a claim against the Company or any of its directors, officers or other employees arising pursuant to any provision of the General Corporation Law of the State of Delaware (the “DGCL”), the Company’s certificate of incorporation or the Company’s bylaws;
◦any action asserting a claim against the Company or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware; or
◦any other action asserting an “internal corporate claim” within the meaning of the DGCL.

Under the new bylaw provision, if the Court of Chancery does not have jurisdiction over a matter, the sole and exclusive forum for that matter will be another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware. In all cases, any such forum selection is subject to the designated court’s having personal jurisdiction over all indispensable parties named as defendants.

The foregoing description of the Second Amended and Restated Bylaws of the Company is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Second Amended and Restated Bylaws of the Company, which is filed hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 9, 2023, Buyer and the Company issued a joint press release announcing the execution of the Merger Agreement. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Notice Regarding Forward-Looking Statements

Except for historical information, all other information in this Current Report on Form 8-K consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and related oral statements the Company or Buyer may make, are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. For example, (1) conditions to the closing of the proposed transaction may not be satisfied, (2) regulatory approvals required for the proposed transaction may not be obtained, or required regulatory approvals may delay the proposed transaction or result in the imposition of conditions that could have a material adverse effect on the Company or Buyer or cause certain conditions to closing not to be satisfied, which could result in the termination of the Merger Agreement, (3) the timing of completion of the proposed transaction is uncertain, (4) the business of the Company or Buyer may suffer as a result of uncertainty surrounding the proposed transaction, (5) events, changes or other circumstances could occur that could give rise to the termination of the Merger Agreement, (6) there are risks related to disruption of management’s attention from the ongoing business operations of the Company or Buyer due to the proposed transaction, (7) the announcement or pendency of the proposed transaction could affect the relationships of the Company or Buyer with its clients, operating results and business generally, including on the ability of the Company or Buyer to retain employees, (8) the outcome of any legal proceedings initiated against the Company or Buyer following the announcement of the proposed transaction could adversely affect the Company or Buyer, including their ability to consummate the proposed transaction and (9) the Company or Buyer may be adversely affected by other economic, business, and/or competitive factors as well as management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents of the Company and Buyer on file with the Securities and Exchange Commission (the “SEC”). Neither the Company nor Buyer undertakes any obligation to update, correct or otherwise revise any forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Company or Buyer and/or any person acting on behalf of either of them are expressly qualified in their entirety by this paragraph. The information contained on any websites referenced in this Current Report on Form 8-K is not incorporated by reference into this Current Report on Form 8-K.

Important Information For Investors And Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed transaction between National Western and Buyer will be submitted to the stockholders of National Western for their consideration. National Western will file a proxy statement with the SEC. National Western also plans to file other relevant documents with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF NATIONAL WESTERN ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents containing important information about National Western once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by National Western will be available free of charge on National Western’s website at www.nwlgi.com under the tab “Investor Relations” or by contacting National Western’s investor relations administrator at azielezinski@nwlic.com.

Participants in Solicitation

National Western, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of National Western in connection with the proposed transaction. Information about the directors and executive officers of National Western is set forth in its Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 15, 2023, its Definitive Proxy Statement, which was filed with the SEC on April 28, 2023 and subsequent statements of changes in beneficial ownership on file with the SEC. These documents can be obtained free of charge from the source listed above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01 Financial Statements and Exhibits

Exhibit 2.1	Agreement and Plan of Merger, dated as of October 8, 2023, by and among S. USA Life Insurance Company, Inc., PGH Merger Inc. and National Western Life Group, Inc.

Exhibit 3.1	Second Amended and Restated Bylaws of National Western Life Group, Inc., adopted on October 8, 2023.

Exhibit 99.1	Joint Press Release, dated October 9, 2023, issued by S. USA Life Insurance Company, Inc. and National Western Life Group, Inc., regarding the Merger.

Exhibit 99.2	Form of Voting and Supporting Agreement by and among certain significant stockholders of the National Western Life Group, Inc. and S. USA Life Insurance Company, Inc.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WESTERN LIFE GROUP, INC.

Date: October 10, 2023	/S/Brian M. Pribyl
Brian M. Pribyl
Senior Vice President,
Chief Financial Officer
and Treasurer